                                                                     Exhibit 4.6


===============================================================================

                                 ROM TECH, INC.


                               Purchase Agreement


                             Dated January 30, 1997

==============================================================================


                                TABLE OF CONTENTS

1.       Purchase and Sale of Stock and Warrants.........................................................1

                  1.1      Sale and Issuance of Class Two Convertible Preferred Stock....................1

                  1.2      Registration Rights Agreement.................................................1

                  1.3      Issuance of Warrants..........................................................1

                  1.4      Closing.......................................................................1


2.       Representations and Warranties of the Company...................................................2
         -
                  2.1      Organization and Standing.....................................................2

                  2.2      Capitalization................................................................2

                  2.3      Subsidiaries..................................................................2

                  2.4      Authorization.................................................................3

                  2.5      Validity of Stock.............................................................3

                  2.6      Offering Materials............................................................3

                  2.7      Changes.......................................................................3

                  2.8      Title to Property and Assets; Liabilities.....................................3

                  2.9      Governmental Consents.........................................................3

                  2.10     Compliance with Other Instruments.............................................4

                  2.11     Misleading Statements.........................................................4

                  2.12     Litigation....................................................................4

                  2.13     Patents; Trademarks...........................................................4

                  2.14     Taxes.........................................................................4


3.       Representations and Warranties of the Investor..................................................5

4.       Indemnity ......................................................................................7

5.       Conditions to Investor's Obligations at Closing.................................................8

                  5.1      Representations and Warranties True on the Closing............................8

                  5.2      Performance...................................................................8

                  5.3      Other Agreements..............................................................8

                  5.4      Qualifications................................................................8

                  5.5      Proceedings and Documents.....................................................8


6.       Conditions to the Company's Obligations at Closing..............................................8

                  6.1      Representations and Warranties True on the Closing............................8

                  6.2      Qualifications................................................................8


7.       Negative Covenants..............................................................................9


8.       Affirmative Covenants..........................................................................10



9.       Miscellaneous..................................................................................11

                  9.1      Entire Agreement.............................................................11

                  9.2      Governing Law................................................................11

                  9.3      Counterparts.................................................................11

                  9.4      Titles and Subtitles.........................................................11

                  9.5      Notices......................................................................11

                  9.6      Finders' Fees................................................................11

                  9.7      Expenses.....................................................................11

                  9.8      Amendments and Waivers.......................................................12


Exhibits
--------

Exhibit 1.1     -  Certificate of Designation
Exhibit 1.2     -  Registration Rights Agreement
Exhibit 1.3(A)  -  Warrant Agreement
Exhibit 1.3(B)  -  Warrant Certificate
Exhibit 1.4     -  Purchase Agreement and Exercise of Warrant Agreement
Exhibit 2.6     -  Offering Materials

                                 ROM TECH, INC.

                               Purchase Agreement


         This Stock Purchase Agreement is entered into as of the 30th day of January, 1997, by and among ROM TECH, INC., a Pennsylvania corporation (the "Company") and Odyssey Capital Group, L.P. (the "Investor").

         In consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, and intending to be legally bound hereby, the parties to this Agreement mutually agree as follows:

         1.       Purchase and Sale of Stock and Warrants.

                  1.1 Sale and Issuance of Class Two Convertible Preferred
Stock.

                           (a) The Company has adopted and filed with the
Secretary of State of the Commonwealth of Pennsylvania the Certificate of Designation attached to this Agreement as Exhibit "1.1" hereto (the "Certificate of Designation").

                           (b) Subject to the terms and conditions of this
Agreement, the Investor agrees to purchase at the Closing (as hereinafter defined), and the Company agrees to sell and issue to the Investor at the Closing, 100,000 shares of the Company's Class Two Convertible Preferred Stock, having the rights and preferences set forth in the Certificate of Designation (the "Stock") for a price of one dollar ($1.00) per share.

                  1.2 Registration Rights Agreement. At Closing, the Company and the Investor shall enter into a Registration Rights Agreement, substantially in the form of Exhibit "1.2" hereto (the "Registration Rights Agreement").

                  1.3 Issuance of Warrants. At Closing, the Company shall enter into a Warrant Agreement with the Investor and issue to the Investor a warrant certificate for the purchase of Common Stock representing 28,000 warrants which Warrant Agreement shall be substantially in the form of Exhibit "1.3(A)" hereto (the Warrant Agreement") and warrant certificate shall be substantially in the form of Exhibit "1.3(B)" hereto (the "Warrant").

                  1.4 Closing. The purchase and sale of the Stock and the Warrants shall take place on January 30, 1997 (the "Closing"). At or promptly after the Closing, the Company shall deliver to the Investor certificates representing the shares of the Stock and the Warrants that the Investor is purchasing in exchange for the application of a $100,000 principal payment owed by the Company to the Investor in payment of the purchase price of such shares and warrants pursuant to the Purchase Agreement and Exercise of Warrant Agreement attached hereto as Exhibit "1.4."

         2.       Representations and Warranties of the Company.

                   The Company represents and warrants to the Investor that:

                  2.1 Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition.

                  2.2 Capitalization. The authorized capital of the Company consists of:

                           (a) Preferred Stock: 10,000,000 shares of Preferred
Stock, of which 1,000,000 shares have been designated Class One Convertible Preferred Stock and 1,500,000 have been designated Class Two Convertible Preferred Stock. The 1,000,000 shares of Class One Convertible Preferred Stock are validly issued and outstanding, fully paid, and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The rights, privileges, and preferences of the Class One Convertible and Class Two Convertible Preferred Stock will be as stated in the Company's Articles of Incorporation, the Certificate of Designation with respect to the Class One Convertible Preferred Stock and the Certificate of Designation with respect to the Class Two Convertible Preferred Stock.

                           (b) Common Stock: 40,000,000 shares of Common Stock,
of which 6,234,043 shares are validly issued and outstanding, fully paid, and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                  The Company has reserved 482,000 shares of Common Stock for issuance pursuant to its 1994 Stock Option Plan and its Amended and Restated 1995 Employee Stock Option Plan; 580,000 shares for issuance pursuant to outstanding warrants; 303,030 shares for issuance pursuant to conversion privileges associated with the outstanding Class One Convertible Preferred Stock ; 300,000 shares for issuance pursuant to conversion privileges associated with the Class Two Convertible Preferred Stock; 420,000 shares for issuance pursuant to the Warrants issued herein; and 210,000 shares for issuance pursuant to warrants issued to PJM Trading Company, Inc. There are no other options, warrants, conversion privileges, preemptive rights, or other rights presently outstanding to purchase any of the authorized but unissued stock of the Company.

                  2.3 Subsidiaries. Except for Virtual Reality Laboratories, Inc., a Pennsylvania corporation which is a wholly-owned subsidiary of the Company, the Company does not presently own or control, directly or indirectly, any other corporation, association, joint venture, partnership, or other business entity.

                  2.4 Authorization. All corporate action on the part of the Company and its officers, directors, and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, the Registration Rights Agreement and the Warrant Agreements, and for the authorization, issuance, and delivery of the Stock and the Warrants being sold under this Agreement and the Warrant Agreements and of the Common Stock issuable upon conversion of the Stock and upon exercise of the Warrants has been (or will be) taken prior to the Closing. This Agreement, the Registration Rights Agreement and the Warrant Agreements, when executed and delivered, shall constitute valid and legally binding obligations of the Company.

                  2.5 Validity of Stock. The Stock, when issued, sold, and delivered in accordance with the terms of the Agreement, shall be duly and validly issued, fully paid, and nonassessable. The Common Stock issuable upon conversion of the Stock and upon exercise of the Warrants has been (or, prior to the Closing, will be) duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Stock and the exercise provisions of the Warrants shall be duly and validly issued, fully paid, and non-assessable.

                  2.6 Offering Materials. The Company has furnished to the Investor the Offering Materials attached hereto as Exhibit "2.6" (the "Offering Materials").

                  2.7 Changes. To the best of the Company's knowledge, since the date of the Offering Materials, there has not been any event or condition of any type that has materially and adversely affected the Company's business, prospects, condition, affairs, operations, properties, or assets.

                  2.8 Title to Property and Assets; Liabilities. Except (a) as reflected in the Offering Materials, (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due, (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (e) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property free and clear of all mortgages, liens, loans, and encumbrances.

                  2.9 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933 or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor.

                  2.10 Compliance with Other Instruments. The Company is not in violation of any provisions of its Articles of Incorporation or By-Laws as amended and in effect on and as of the Closing, or, in any material respect, of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is a party, or, to the best of its knowledge, of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to the Company. The execution, delivery, and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

                  2.11 Misleading Statements. No representation or warranty by the Company in this Agreement or in the Offering Materials contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made not misleading.

                  2.12 Litigation. There is no action, proceeding, or, to the Company's knowledge, investigation pending or, to the Company's knowledge, threatened against the Company or any of its employees before any court or administrative agency (or any basis therefore known to the Company), that may result, either individually or in the aggregate, in any material adverse change in the business, prospects, condition, affairs, operations, properties, or assets of the Company or in any material liability on the part of the Company.

                  2.13 Patents; Trademarks. The Company owns or possesses, has access to, or can become licensed on reasonable terms under, all patents, inventions, trademarks, trade names, copyrights, licenses, information, proprietary rights, and processes necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others. The Company has not received any notice of infringement of or conflict with the asserted rights of others.

                  2.14 Taxes. The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. The United States income tax returns of the Company have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements.

                  2.15 Compliance with Laws. The Company has complied with all of the registration, filing, reporting and record keeping requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the period in which the Company has been subject to the requirements of the Exchange Act, except where such non-compliance, individually or collectively, has not had and will not have a material adverse affect on the Company. The Company has complied in all material respects with all Legal Requirements (as hereinafter defined), including without limitation, any Legal Requirements in connection with the sale by the Company of the Stock and the Warrants, except where such non-compliance, individually or collectively, has not had and will not have a material adverse affect on the Company. "Legal Requirements" shall mean all federal, state and local statutes, rules and regulations.

         3.       Representations and Warranties of the Investor.

                  By executing this Agreement, the Investor makes the following representations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

                  3.1 THE INVESTOR ACKNOWLEDGES THAT THE STOCK AND WARRANTS ISSUED HEREUNDER, AND ANY COMMON STOCK ACQUIRED UPON CONVERSION OF THE STOCK OR EXERCISE OF THE WARRANTS, HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC").

                  3.1 The Investor acknowledges that the Stock and the Warrants are being issued hereunder in reliance on an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act"). The exemption under the Act depends, in part, on the investment experience and qualifications of the prospective investors. The Stock and the Warrants will be acquired for investment and not with a view to distribution or resale. The Stock and the Warrants must, in fact, be held indefinitely unless the Stock, the Warrants and any Common Stock issuable upon conversion of the Stock or exercise of the Warrants is registered under the Act or any applicable state securities laws or there is an applicable exemption from registration (in which case the undersigned will be required to provide the Corporation with an opinion of counsel that registration is not required).

                  3.2 The Investor is an Accredited Investor (as that term is defined in Rule 501(a) promulgated under the Act.) The Investor has received and carefully read the Offering Materials attached hereto as Exhibit "2.6".

                  3.3 The Investor has based the decision to purchase the Stock and the Warrants on the information contained in this Agreement and the Offering Materials and the Investor has not been furnished with any other offering literature or prospectus.

                  3.4 The Investor acknowledges that a designated representative of the Investor has read, understood and is familiar with the Risk Factors contained in the Offering Materials, is familiar with the nature of risks attending investments of this type, and has determined that the purchase of the Stock and the Warrants is consistent with Investor's investment objectives.

                  3.5 The Investor acknowledges that it has been given the opportunity to ask questions of, and receive answers from, representatives of the Company regarding the business and current plans of the Company, and to inspect such documents and obtain any additional information as the Investor has required so as more fully to understand the nature of the investment and to verify the accuracy of the information supplied to the Investor. The Investor acknowledges that, except as set forth herein, no representations or warranties have been made to the Investor, or to Investor's advisors or representatives, by the Company or others with respect to the business of the Company and its financial condition.

                  3.6 The Investor can bear the economic risks of this investment and can afford the loss of its entire investment in the Stock and the Warrants. The Investor has adequate means of providing for the Investor's current needs and possible contingencies, and has no present or anticipated need for liquidity of the Stock and/or Warrants to be issued hereunder. The purchase of the Stock and the Warrants by the Investors is reasonable in relation to the Investor's net worth and financial needs.

                  3.7 The Investor understands that the purchase price of the Stock and the Warrants have been determined by the Company and not by an independent accountant or auditor; and that no assurances have been given about any increase in value, if any, of the Stock and/or Warrants.

                  3.8 The Investor has such knowledge and experience in financial, tax and business matters that will enable it to evaluate the merits and risks of the purchase of the Stock and the Warrants and make an informed decision with respect thereto.

                  3.9 The Investor understands that the purchase of the Stock and the Warrants has not been passed upon, nor have the merits of this exchange been endorsed or approved by, any state or federal authorities.

                  3.10 The Investor recognizes that the Company has limited financial or operating history and that the purchase of the Stock and the Warrants involves significant risks.

                  3.11 The Investor recognizes that the certificates representing the Stock, the Warrants and any Common Stock issuable upon conversion of the Stock or exercise of the Warrants will bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION

         OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, UNLESS, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, OR TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

                           The certificates for shares of the Stock, the
Warrants, and any Common Stock issued upon conversion of the Stock or upon exercise of the Warrants shall also bear any legend required by any applicable state securities law.

                           In addition, the Company shall make a notation
regarding the restrictions on transfer of the Stock (and any Common Stock issued on conversion thereof) and the Warrants (and any Common Stock issued upon exercise thereof) in its stockbooks, and shares of the Stock (and any Common Stock issued on conversion thereof) shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or an exemption therefrom if available.

                  3.12 The Investor understands that the Investor must bear the economic risk of purchasing the Stock and the Warrants for an indefinite period. The Investor has been advised and is aware that neither the Stock, the Warrants, nor any Common Stock issuable upon conversion of the Stock or exercise of the Warrants have been registered under the Act or the securities laws of any state or other jurisdiction, and, therefore, cannot be sold -- AND THE INVESTOR AGREES NOT TO SELL OR OTHERWISE DISPOSE OF ANY SUCH SECURITIES ACQUIRED BY THE INVESTOR -- unless such securities are subsequently registered under the Act and such state securities laws as are applicable or unless there are available exemptions from such registration that are supported by an opinion of counsel for the Investor, which opinion is satisfactory to the Company.

                  3.13 The Investor understands the meaning and legal consequences of the foregoing representations and warranties. The Investor certifies that each of the representations and warranties set forth in this
Section 3 is true and correct as of the date hereof and shall survive such date.

         4.       Indemnity.

                  (a) The representations and warranties made by the Investor herein shall survive the Closing Date. The Investor hereby agrees to indemnify and hold harmless the Company from and against any and all loss, liability, claim, damage and expense (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred as a result of a misrepresentation or breach of any warranty made by the Investor in this Agreement or in any other document furnished by the Investor in connection with this transaction.

                  (b) The representations and warranties made by the Company herein shall survive the Closing Date. The Company hereby agrees to indemnify and hold harmless the Investor from and against any and all loss, liability, claim, damage and expense (including, without limitation, reasonable attorney's fees and disbursements) suffered or incurred as a result of a misrepresentation or breach of warranty made by the Company in this Agreement.

         5.       Conditions to Investor's Obligations at Closing.

                  The obligations of the Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                  5.1 Representations and Warranties True on the Closing. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

                  5.3 Other Agreements. All agreements between the Company and the Investor shall have been fully executed and delivered. Company shall have executed and delivered the Registration Rights Agreement, the Warrant Agreement and other instruments provided for herein, and such other documents, reasonably satisfactory to Investor's counsel, as shall be necessary or appropriate to effectuate the issuance of the Stock and the Warrants to the Investor.

                  5.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock and the Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                  5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as the Investor may reasonably request.

         6.       Conditions to the Company's Obligations at Closing.

                  The obligations of the Company to the Investor under Section
1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                  6.1 Representations and Warranties True on the Closing. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same force and effect as if they had been made at the Closing.

                  6.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         7.       Negative Covenants.

                  So long as not less than twenty-five percent (25%) of the Stock is still outstanding, the Company shall not, without the prior written consent of the holders of not less than sixty percent (60%) of the Stock then outstanding, (which consent shall not be unreasonably conditioned, withheld or delayed):

                  (a) Designate or issue any additional shares of preferred stock, unless such preferred stock is junior to the Stock in all respects, including without limitation as to preference or priority in liquidation, dividends or otherwise;

                  (b) Incur directly or indirectly, or permit any Subsidiary to incur directly or indirectly, any indebtedness except for indebtedness which is subordinate to the liquidation, dividend and other preferences of the Stock and except for trade payable financing incurred in the ordinary course of business;

                  (c) Create, incur or assume after the date hereof any lien upon the Company's existing or future, tangible or intangible, real, personal or mixed property, except:

                           (i) Pledges or deposits under workmen's compensation
laws, unemployment compensation laws or other similar laws;

                           (ii) Good faith deposits in connection with bids,
tenders, contracts (other than for the purpose of borrowing money or obtaining credit) and leases to which the Company is a party, including rent security deposits;

                           (iii) Deposits to secure public or statutory
obligations of the Company surety or appeal bonds to which the Company is a party, payment of contested taxes of the Company, or payment of import duties of the Company;

                           (iv) Any lien which is imposed by law, e.g., those of
carriers, materialmen, mechanics and warehousemen, if payment secured by that lien is not yet due, or if the validity or the amount of payment is being contested in good faith by appropriate proceedings for which adequate reserves have been established;

                           (v) Any lien arising from a judgment or award against
the Company with regard to which the Company is prosecuting an appeal or proceedings for review, and has obtained a stay of execution pending such appeal or proceedings for review;

                           (vi) Any lien for taxes, assessments or other
governmental charges or levies not yet subject to penalties for nonpayment, or the validity or amount of which is being contested by appropriate legal proceedings, and with regard to which adequate reserves have been established; and

                           (vii) Any lien imposed or arising in connection with
the Company's trade payables in the ordinary course of business;

                           (viii) Any lien that is junior to the Stock in all
respects, including without limitation as to preference or priority in liquidation, dividends or otherwise; and

                           (ix) Any lien created for the sole purpose of
extending, renewing or refunding any lien permitted under subparagraphs (i) through (viii), if such lien is limited to all or part of the same property covered by the original lien, and if the amount of the debt secured by the lien does not exceed the amount of debt secured by the lien at the time of extension, renewal or refunding;

                  (d) Make any substantial change in the nature of the business of the Company; or

                  (e) Become liable, directly or indirectly, in connection with the obligations, stock or dividends of any person, firm, corporation or other entity, whether by guarantee, endorsement, agreement to supply or advance funds, agreement to maintain working capital or net worth, agreement to purchase or repurchase goods or services whether or not such goods or services are actually acquired, or otherwise (collectively, "Contingent Liabilities"), which Contingent Liabilities exceed $300,000 in the aggregate, except that the Company may endorse negotiable instruments for collection in the ordinary course of its business and in connection with the acquisition of the capital stock or assets of an unaffiliated entity in an arms'-length transaction ("Acquisition Transactions"). Notwithstanding the foregoing, nothing contained herein shall limit the Company's ability to become liable for indemnity obligations in connection with Acquisition Transactions.

         8. Affirmative Covenants. On and after the date of this Agreement and so long as not less than twenty-five percent (25%) of the Stock is still outstanding, the Company will observe the following covenants unless the holders of not less than sixty percent (60%) of the Stock then outstanding shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

                  (a) The Company will maintain its corporate existence, its qualification to do business and its good standing in each jurisdiction in which qualification is necessary for the proper conduct of its business;

                  (b) The Company will comply with all laws and regulations applicable to it in the operation of its business;

                  (c) The Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock, which are issuable upon conversion of the Stock and upon exercise of the Warrants outstanding from time to time, and

                  (d) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, shall furnish to the Investor; (i) an annual report (including financial statements audited by its independent public accountants); (ii) as soon as they are available, a copy of all reports (financial or other) mailed to the Company's security holders;

and (iii) as soon as they are available, a copy of all nonconfidential reports and financial statements furnished to or filed with the Securities and Exchange Commission.

         9.       Miscellaneous.

                  9.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement and such other documents shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, except to the extent assignability is limited herein and therein.

                  9.2 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                  9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  9.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the Company at 2000 Cabot Boulevard West, Suite 110, Langhorne, Pennsylvania 19047, and to the Investor at the address set forth on the signature page of this Agreement or at such other address as any party may designate by ten (10) days' advance written notice to the other party.

                  9.6 Finders' Fees. Each party represents that it neither is, nor will be, obligated for any finders' fee or commission in connection with this transaction.

                  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its partners, employees, or representatives is responsible.

                  The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

                  9.7 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement, and the Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

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



                  9.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least sixty percent (60%) of the outstanding shares of the Stock (including, for such purposes, on a proportional basis, any shares of Common Stock into which any shares of the Stock have been converted that have not been sold to the public). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 ROM TECH, INC.

                                 By:______________________________
                                    Joseph A. Falsetti, Chief Executive Officer

                                 INVESTOR:


                                 ODYSSEY CAPITAL GROUP, L.P.

                                 By: Odyssey Capital Group, Inc.,
                                        Corporate General Partner

                                 By:______________________________
                                      John P. Kirwin, III

                                 Title:_____________________________


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